Location/Identification

MINFILE Number: 082FNW161

Name(s): **COLORADO (L.5308)**
SLOCAN BELLE (L.1921), RAIN, MEMPHIS CREEK, WHITE HOPE 8, PAYDAY

Status: Past Producer
Mining Method Underground
Regions: British Columbia
BCGS Map: 082F083
NTS Map: 082F14W
Latitude: 49 49 11 N
Longitude: 117 25 23 W
Elevation: 1340 metres
Location Accuracy: Within 500M
Comments: The Colorado property is located on the northwest slope of Ottawa Hill above Memphis Creek (Twelvemile Creek), 6.5 kilometres north-northeast of Slocan. Access to the area is via 5 kilometres of switchback logging road from the Slocan highway.

Mining Division: Slocan
Electoral District: Nelson-Creston
Forest District: Arrow Boundary Forest District
UTM Zone: 11 (NAD 83)
Northing: 5518673
Easting: 469568

Mineral Occurrence

Commodities: Silver, Lead, Zinc

Minerals
Significant: Galena, Pyrite, Chalcopyrite, Sphalerite
Associated: Quartz
Alteration: Clay
Alteration Type: Argillic
Mineralization Age: Unknown

Deposit
Character: Vein
Classification: Epigenetic, Mesothermal
Type: I05: Polymetallic veins Ag-Pb-Zn+/-Au

Host Rock

Dominant Host Rock: Plutonic

Stratigraphic Age	Group	Formation	Igneous/Metamorphic/Other
Jurassic-Cretaceous	-----	-----	Nelson Intrusions

Isotopic Age	Dating Method	Material Dated
---	---	---

Lithology: Porphyritic Granite

Geological Setting

Tectonic Belt: Omineca
Terrane: Plutonic Rocks
Physiographic Area: Selkirk Mountains

Inventory

No inventory data

Summary Production

		Metric		Imperial	
	Mined:	67	tonnes	73	tons
	Milled:	0	tonnes	0	tons
Recovery	Silver	146,620	grams	4,714	ounces
	Zinc	375	kilograms	827	pounds
	Lead	166	kilograms	366	pounds

Capsule Geology

The Colorado property is located at the elevation of about 1400 metres, on the northwest slope of Ottawa Hill above Memphis Creek (Twelvemile Creek), 6.5 kilometres north-northeast of Slocan. Access to the area is via 5 kilometres of switchback logging road from the Slocan highway.

A quartz vein in Nelson porphyritic granite has been explored by several open cuts and underground mining consisting of two levels connected by a raise and stoping. Intermittent mining for the periods 1904 to 1915 and 1967 to 1969 produced a total of 67 tonnes, yielding 2188 grams per tonne silver, 2.5 per cent lead, and 5.6 per cent zinc. Western Standard Silver Mines and Hyperion Silver Mines Limited worked the property between 1966 and 1970.

In 1988, Yukon Minerals Corporation conducted soil and rock sampling, and geological mapping in the area. A sample from the Colorado adit assayed 228 grams per tonne silver, 0.27 per cent lead and 0.3 per cent zinc over 0.8 metre on a quartz-galena vein (Assessment Report 18603).

Bibliography

EMPR AR 1900-988; 1904-204; 1905-162; 1915-445; 1926-248; 1965-195; 1966-218; 1967-A55,250; 1969-A55
EMPR ASS RPT 17168, *18603
EMPR BC METAL MM01149
EMPR GEM 1969-325,428; 1970-449
EMPR INDEX 3-192
EMPR P 1989-5
GSC MAP 272A, 1091A
GSC MEM 184, pp. 170-171; 308, p. 154

Date Coded:	1985/07/24	**Coded By:**	BC Geological Survey (BCGS)	**Field Check:**	N
Date Revised:	1997/07/22	**Revised By:**	B. Neil Church(BNC)	**Field Check:**	N